Exhibit 23.2





                           CONSENT OF INDEPENDENT AUDITORS


          The Board of Directors
          Mississippi-6 Cellular Corporation


          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 1995, except for the second paragraph in note 11, as to which the date is April 18, 1995, in the Registration Statement (No. 33-59203) on Form S-4, as amended on July 10, 1995, to register shares of Century Telephone Enterprises, Inc. stock issuable to
          Mississippi-6    Cellular    Corporation shareholders.



          July 10, 1995